Exhibit 99.2

Artemis Strategic Investment Corporation Announces Redemption Amount

Phoenix, AZ – November 2, 2023 - Artemis Strategic Investment Corporation (the “Company”) announced today that, in connection with the previously announced liquidation of the Company’s trust account, approximately $10.75 per share (the “Redemption Amount”) will be paid out to holders of shares of the Company’s Class A common stock that were included in the units issued in the Company’s initial public offering, after removal from the trust account of (i) $100,000 interest to pay dissolution expenses and (ii) taxes payable. The Redemption Amount is expected to be paid out within ten business days after October 26, 2023.

The Company expects that the Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission to delist the Company’s securities after the last day of trading on November 3, 2023.

About Artemis Strategic Investment Corporation

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company is focused on partnering with companies in the gaming, sports and entertainment sectors as well as the technology and services that are associated with these verticals. Its Class A common stock, units, and warrants trade on Nasdaq under the symbols “ARTE”, “ARTEU”, and “ARTEW”, respectively. The Company’s management team has substantial experience investing in and operating businesses in multiple sectors, as well as a significant long-term track record in creatively structuring transactions to unlock and maximize value.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Philip Kaplan
Co-Chief Executive Officer
info@artemisspac.com